UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2023

Denali Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41351	98-1659463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 27th Floor,

New York, New York 10022

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (646) 978-5180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	DECAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DECA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DECAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreement

On August 23, 2023, Denali SPAC Holdco, Inc., (the “Company”), a subsidiary of Denali Capital Acquisition Corp. (“Denali”), entered into a Subscription Agreement (the “Subscription Agreement”) with FutureTech Capital LLC (the “Investor”), pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investor, 1,800,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price equal to $10.00 per share (the “Private Placement”) in connection with a financing effort related to the proposed business combination (the “Business Combination”) to be effected pursuant to the Agreement and Plan of Merger, dated as of January 25, 2023, as amended, by and among Denali, Longevity Biomedical, Inc. (“Longevity”), a Delaware corporation, the Company, Denali SPAC Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, Longevity Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company, and Bradford A. Zakes, solely in the capacity as seller representative (the “Merger Agreement”). The closing of the Private Placement is contingent upon the concurrent consummation of the Business Combination.

Prior to the closing of the Private Placement, the Company will file the Certificate of Designation of Series A Convertible Preferred Stock in substantially the form attached as an exhibit to the Subscription Agreement (the “Certificate of Designation”) with the Secretary of State of the State of Delaware on the Closing Date setting forth the terms, rights, obligations and preferences of the Preferred Stock. Pursuant to the Certificate of Designation, the Preferred Stock will be initially convertible, at the option of the holder, into the Company’s common stock at a conversion price equal to the lower of (i) $8.00 and (ii) the product of (x) the daily volume weighted average price of the Company’s common stock over a consecutive 20 trading days ending on and including the date of the conversion, multiplied by (y) 80% (the “Conversion Price”); provided, however, that in no event will the Conversion Price be less than $5.00. The Conversion Price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

Holders of the Preferred Stock will be entitled to (i) vote with holders of the Company’s common stock, voting together as a single class, and (ii) receive dividends on shares of Preferred Stock equal to and in the same form as dividends actually paid on shares of the Company’s common stock, in each case, on an as-converted basis.

The foregoing descriptions of the Subscription Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete, and are qualified in their entirety by reference to the full text of such instruments, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Subscription Agreement, dated as of August 23, 2023, by and between Denali SPAC Holdco, Inc., and FutureTech Capital LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

Date: August 25, 2023

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